Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-237819) and Form S-8 (Nos. 333-218799, 333-205254, 333-128339, 333-152456, 333-140817 and 333-170133) of Biogen Inc. of our report dated February 3, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 3, 2022